                                                                     EXHIBIT 2.1


                  MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                      OF

                      MACE SECURITY INTERNATIONAL, INC.,

                              MACE HOLDINGS, INC.

                                      AND

                           WASH DEPOT HOLDINGS, INC.
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                               TABLE OF CONTENTS
                               -----------------

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                                                       PAGE
                                                       ----

RECITALS................................................. 1

ARTICLE I MERGER......................................... 1

ARTICLE II CLOSING AND TERMINATION....................... 7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY....12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT......24

ARTICLE V ADDITIONAL AGREEMENTS OF COMPANY...............32

ARTICLE VI ADDITIONAL AGREEMENTS.........................37

ARTICLE VII CONDITIONS OF PARENT.........................42

ARTICLE VIII CONDITIONS OF COMPANY.......................44

ARTICLE IX INDEMNIFICATION...............................45

ARTICLE X OTHER PROVISIONS...............................49

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                                   SCHEDULES

R-1                 Wash Depot Subsidiaries
R-2                 Locations
1.3(a)(1)           Plan and Articles of Merger
1.3(a)(2)           Certificate of Incorporation of Surviving Corporation
1.6(a)              Officers of Surviving Corporation
1.6(b)              Directors of Surviving Corporation
1.6(d)              Officers of Parent
1.6(e)              Directors of Parent
2.3(c)              Opinion of Counsel for Parent
2.4(f)              Opinion of Counsel for Company
7.1(h)              Stock Sale Restriction Agreement
7.1(i)              Smith Proxy
8.1(h)              Parent Proxy
8.1(i)              Employment Agreement

ENCLOSED IN DISCLOSURE BINDER
3.2                 Shareholders
3.2(i)              Options and Warrants
3.3                 Material Documents
3.5                 Operating Contracts
3.6                 Real Property Interests
3.6(h)              Proceedings which would affect use of the Real Property
3.8(a)              Company Debt
3.9                 Material events since date of Most Recent Balance Sheet
3.10                Insurance Policies, Performance Bonds and Letters of Credit
3.12(a)             Employment Agreements
3.12(b)             Benefit Plans
3.13(a)             Violations of federal, state or local tax
3.13(b)             Environmental violations
3.13(f)             Required Governmental Approvals
3.15                Company Required Lender Consents
3.16                Transaction Intermediaries
3.17(a)             Registered Rights
3.17(b)             Proprietary Rights
3.17(c)             Licenses
3.19                List of Investments in Competitors and Others
3.20                Pending and Threatened Litigation
4.2                 Rights to Purchase Common Stock
4.4                 Parent Required Lender Consents
4.11                Parent Material Documents
4.12                Parent Real Property
4.13                Fiscal Condition of Parent
4.14                Legality of Parent Operation

5.3                 Company Permitted Pre-closing Transactions
6.8                 Options and Warrants to be converted at Closing
6.11                Parent Permitted Pre-closing Transactions

                  MERGER AGREEMENT AND PLAN OF REORGANIZATION

          This Merger Agreement and Plan of Reorganization ("Agreement") is made as of March 8, 2000, by and among Wash Depot Holdings, Inc., a Delaware corporation ("Company"), Mace Security International, Inc., a Delaware corporation ("Parent"), and Mace Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Mace Subsidiary").

                                   RECITALS

          The Company is the owner directly or indirectly of all of the outstanding stock of the corporations listed on Schedule R-1 hereto ("Subsidiaries"). Company and the Subsidiaries are in the business of owning and operating car wash facilities (the "Business") throughout the United States. Company, through the Subsidiaries, owns certain parcels of real property upon which the Business is conducted ("Owned Real Property"), and possesses valid leasehold interests in or at other parcels of real property (the "Leased Real Property"). The locations of the Owned Real Property and the Leased Real Property are referred to this Agreement as the "Locations," and are listed on Schedule R-2 hereto.

          In accordance with the provisions of this Agreement, the parties desire to merge Mace Subsidiary into Company with the Company being the surviving corporation, in exchange for common stock of Parent, all on the terms contained herein (the "Merger"). The parties intend that the Merger qualify as a reorganization, within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

          Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by Parent and Mace Subsidiary, on the one hand, and the Company on the other hand, and delivered each to the other within twenty (20) days after the date of this Agreement. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the Company and Parent and appearing as the first page of the Disclosure Binder.

                                   ARTICLE I
                MERGER, CONVERSION AND DELIVERY OF CERTIFICATES

          SECTION 1.1  Incorporation of Recitals.  The recitals set forth above
                       -------------------------
are incorporated herein by reference and are a part of this Agreement.

          SECTION 1.2  Place for Closing.  The Closing under this Agreement
                       -----------------
shall take place at the offices of Parent, 1000 Crawford Place, Mount Laurel, New Jersey, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

          SECTION 1.3  Plan of Merger; Delivery and Holdback.
                       -------------------------------------

          (a) At the Closing, pursuant to section 251 of the General Corporation Law of the State of Delaware ("DGCL"), effective on the Closing Date, Mace Subsidiary shall be merged with and into the Company with the surviving corporation being the Company (after such merger, the "Surviving Corporation"). At Closing, Mace Subsidiary and Company shall execute the plan of merger attached hereto as Schedule 1.3(a)(1) ("Plan of Merger"), and the parties shall file the Plan of Merger with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Surviving Corporation, except for Article One, shall be amended as of the Closing Date to be identical to the Certificate of Incorporation of Mace Subsidiary, as in effect immediately prior to the Closing Date, and shall be the Certificate of Incorporation of the Surviving Corporation after the Closing Date, and shall be in substantially identical form to Schedule 1.3(a)(2). The by-laws of Mace Subsidiary as in effect immediately prior to the Closing Date shall be the by-laws of the Surviving Corporation after the Closing Date.

          (b) At the Closing, and upon filing of the Plan of Merger with the Delaware Secretary of State, by virtue of the Merger and without any other action on the part of any party hereto or the holder of any capital stock of Parent or Company or Mace Subsidiary: (i) each share of the outstanding common stock of Company ("Company Common Stock") shall be automatically converted into the right to receive, subject to Section 1.3(c) hereinbelow and without interest, [8,028,000 / the sum of (x) the total of the number of outstanding shares of Company Common Stock plus (y) the number of shares of Company Common Stock into which outstanding shares of Preferred Stock, $.001 par value, of the Company ("Company Preferred Stock") are then convertible, plus (z) the number of shares of Company Common Stock underlying the Assumed Ad Hoc Options (as defined in Section 6.8) (the "Exchange Ratio") shares of the common stock of Parent ("Parent Common Stock"); (ii) each share of outstanding Company Preferred Stock shall be automatically converted into the right to receive, subject to Section 1.3(c) hereinbelow and without interest, the number of shares of Parent Common Stock equal to the number of shares of Company Common Stock into which each such share of Company Preferred Stock is then convertible multiplied by the Exchange Ratio; (iii) each share of the capital stock of the Company held in treasury by Company or any Subsidiaries at Closing shall be canceled and no consideration shall be paid in exchange therefor and shall cease to exist from and after the Closing; (iv) except as provided in Section 6.8 hereto, each unexpired warrant or option to purchase Company Common Stock that is outstanding at the Closing Date, whether or not exercisable, shall automatically and without any action on the part of the holder thereof be converted into a warrant or option to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could be purchased under such option or warrant multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the per share exercise price of such option or warrant divided by the Exchange Ratio; and (v) each issued and outstanding share of the common stock of Mace Subsidiary shall be converted into one share of common stock of the Surviving Corporation. Notwithstanding anything to the contrary contained in this Agreement, the Exchange Ratio shall not be adjusted or recalculated to reflect the issuance of Company Common Stock upon: (x) the conversion of an outstanding promissory note of the Company originally issued to Fazio Enterprises, Inc. dated June 30, 1997 his affiliates into 675,000 shares of Company Preferred Stock (or Common Stock issuable upon subsequent conversion of such Company Preferred Stock), or (y) the exercise of any option or warrant of the Company listed on Schedule 6.8 hereto, or (z) the exercise of any Company Option, as defined in Section 6.8 hereinbelow, but only if and to the extent all such exercises of Company Options exceeds 50,000 shares in the aggregate.

          (c) At Closing, the ownership of the Company Common Stock and Company Preferred Stock shall be deemed to be as set forth in the stock ledgers of the Company. Also at Closing, each holder of an outstanding certificate which immediately prior to Closing represented shares of Company Common Stock or Company Preferred Stock ("Holder") shall surrender same to Parent in accordance with Section 1.5 hereinbelow, and in exchange therefor, Parent shall deliver whole shares of Parent Common Stock as set forth in Section 1.5 as follows: (i) a number of whole shares most nearly equal to ninety percent (90%) of the number of shares of Parent Common Stock otherwise issuable to such Holder shall be delivered to such Holder, and (ii) a number of whole shares most nearly equal to ten percent (10%) of the number of shares of Parent Common Stock otherwise issuable to such Holder (collectively, "Escrowed Stock") shall be delivered to Robert M. Kramer & Associates, P.C., as escrow agent ("Escrow Agent"). If Parent has not made any claim or claims for indemnification pursuant to Article IX of this Agreement by the eleventh (11) month anniversary date of the Closing Date ("Holdback Date"), Escrow Agent shall deliver to each Holder such Holder's shares of Escrowed Stock. If Parent has made a claim or claims for indemnification pursuant to Article IX of this Agreement by the Holdback Date, then Escrow Agent shall be required to deliver to Holders, and each Holder shall be entitled to receive a number of shares equal to such Holder's pro rata
                                                                 --- ----
portion, to the nearest whole number of shares, of (A) the total number of shares of Escrowed Stock for all Holders, less (B) a number of shares of Parent Common Stock having a dollar value equal to the aggregate value of all such claims for indemnification made by Parent on or before the Holdback Date, each such share being valued at the closing price of the Parent's common stock on the Nasdaq Stock Market on the Holdback Date. Any shares of Escrowed Stock held by Escrow Agent due to a pending claim for indemnification made by Parent on or before the Holdback Date shall be returned to Parent by Escrow Agent and distributed to the Holders by Parent, within thirty (30) days after the arbitrators enter their final ruling on the indemnification demand, in accordance with Article IX and Section 10.17. The parties hereto agree that, upon the arbitrators' entry of a final order regarding an indemnification demand, an amount of retained Escrowed Stock equal to the dollar amount of the claim upheld by the arbitrators, if any, shall be returned to the Parent for cancellation and the balance of the retained Escrowed Stock, if any, shall be returned to Parent by Escrow Agent and distributed by Parent to the Holders pro
                                                                            ---
rata in accordance with their relative ownership of the Company immediately
----
prior to Closing. The parties further agree that each share of the Escrowed Stock to be returned to Parent by Escrow Agent for either cancellation or distribution by Parent to the Holders after the indemnification demand is ruled upon by the arbitrators, shall be valued at the closing price of the Parent's common stock on the Nasdaq Stock Market on the day that the final ruling of the arbitrators is entered. The parties further agree that any indemnification demand shall be satisfied from the Escrowed Stock and if the Escrowed Stock is not sufficient, the Holders and the officers and directors of the Company shall have no further liability to the Parent.

          SECTION 1.4 Escrow Provisions. The following provisions shall govern
                      ------------------
Escrow Agent's obligations and duties under this Agreement:

          (a) If there is a dispute between the Company or any of the Holders and the Parent with regard to the distribution of the Escrowed Stock, the legal fees, expenses and other costs incurred by the Escrow Agent in connection with the adjudication of such dispute shall be paid by the party which is not the prevailing party in such dispute or jointly, if there is no completely prevailing party.

          (b) Escrow Agent may resign at any time upon 5 days' prior notice to the Company and the Parent and may be removed by the mutual consent of the Company and the Parent upon 5 days' prior notice to Escrow Agent. Prior to the effective date of the resignation or removal of Escrow Agent or any successor escrow agent, the Company and the Parent shall jointly appoint a successor escrow agent, to hold the Escrowed Stock, and any such successor escrow agent shall execute and deliver to the predecessor escrow agent an instrument accepting such appointment, upon which such successor agent shall, without further act, become vested with all of the rights, powers and duties of the predecessor escrow agent as if originally named herein. If no successor escrow agent is appointed prior to the effective date of the termination or resignation of the Escrow Agent, Escrow Agent may place all of the Escrowed Stock at the disposal of a court and petition the court to act as the successor escrow agent or to appoint another entity to act as the successor escrow agent.

          (c) The duties of Escrow Agent hereunder are entirely administrative and not discretionary. Escrow Agent is obligated to act only in accordance with written instructions received by it as provided in Section 1.3(c) of this Agreement, is authorized hereby to comply with any orders, judgments or decrees of any court or arbitration panel and shall not incur any liability as a result of its compliance with such instructions, order, judgments or decrees. Escrow Agent may assume the due execution, validity and effectiveness of, and the truth and accuracy of any information contained in, any instrument or other document presented to it which Escrow Agent shall in good faith believe to be genuine, and to have been signed or presented by the persons or parties purporting to sign or present the same.

          (d) Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of any other agreement between any of the parties hereto. In the event that any of the terms and provisions of any other agreement conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement in respect of Escrow Agent's rights and duties shall govern and control in all respects.

          (e) Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance of or by Parent and the Company of their respective obligations under this Agreement nor shall Escrow Agent be responsible or liable in any manner whatsoever for the failure of the Parent, the Company or any third party to honor any of the provisions of this Agreement.

          (f) If Escrow Agent shall be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action other than to keep safely all property held in escrow pursuant hereto until it shall be directed otherwise in a writing signed by the Parent and the

Company, or by an order of a court of competent jurisdiction. Escrow Agent may consult with counsel of its choice and shall not be liable for any action taken, suffered to, or omitted by it in accordance with the advice of such counsel. Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement, unless requested to do so by another party hereto and indemnified to its reasonable satisfaction against the costs and expenses of such defense.

          (g) The Company and the Parent hereby waive any suit, claim, demand or cause of action of any kind which either one or both may have to assert against Escrow Agent arising out of or relating to the execution or performance by Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, gross negligence or bad faith of Escrow Agent. Escrow Agent shall be indemnified and held harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by Escrow Agent in the performance of this Agreement, except as a result of the willful misconduct, bad faith or gross negligence of Escrow Agent. All such reimbursements and indemnifications shall be paid equally by the Company and Parent.

          (h) Company acknowledges that Escrow Agent is serving as counsel to Parent in this transaction and its services as the Escrow Agent to facilitate the Closing shall not prevent or disqualify Escrow Agent from serving as counsel to Parent now or in the future.

          (i) For purposes of this Section 1.4, any action to be taken or right exercisable by the Company may only be taken or exercised by David Smith, as representative of the Company, or his designee.

          SECTION 1.5 Conversion of Certificates.
                      ---------------------------

          (a) Notwithstanding any other provision of this Agreement, (i) until Holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange to Parent (or executed an indemnity of lost certificate with respect thereto), no shares of Parent Common Stock shall be delivered to them and no dividends or other distributions shall be paid with respect to any shares represented by such certificates and
(ii) without regard to when such certificates representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions.

          (b) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

          (c) Within three (3) days after the Closing Date, Parent shall have available the certificates representing shares of Parent Common Stock required to effect the exchanges referred to in paragraph 1.3(b) above.

          (d) Within five (5) days after the Closing Date, Parent shall mail to each holder of record of a certificate or certificates that immediately prior to the Closing Date represented outstanding shares of Company Common Stock or Company Preferred Stock (the "Company Certificates") (i) a letter of transmittal satisfactory to the Company and approved by it prior to Closing (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Parent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Company Certificates for cancellation to the Parent, together with a duly executed letter of transmittal and such other documents as Parent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock or Company Preferred Stock theretofore represented by the Company Certificates so surrendered shall have been delivered pursuant to the provisions of Sections 1.3(b) and 1.3(d), and the Company
Certificates so surrendered shall be canceled.   Notwithstanding the foregoing,
no party hereto shall be liable to a holder of shares of Company Common Stock or Company Preferred Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (e) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Company Certificate, the Parent Common Stock deliverable in respect thereof determined in accordance with Sections 1.3(b) and 1.3(c). When authorizing such issuance in exchange therefor, the Board of Directors of the Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Parent and the Surviving Corporation such indemnity as it may reasonably direct as protection against any claim that may be made against the Parent and the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

          (f) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent. All fractional shares shall be rounded to the nearest whole number.

          SECTION 1.6  Directors; Officers.  (i)  At the Closing, (a) the
                       -------------------
directors of the Surviving Corporation immediately following the Closing shall be the persons named on Schedule 1.6(a), each of whom will serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, (b) the officers of the Surviving Corporation immediately following the Closing shall be the persons named on Schedule 1.6(b), each of whom will serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, (c) the number of directors of Parent shall be set at seven (7), (d) the directors of Parent immediately following the Closing shall be the persons set forth in Schedule 1.6(d), provided they agree to serve as directors, each of whom will serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and
(e) the officers of Parent immediately following the Closing shall be the persons set forth in Schedule 1.6(e), each of whom shall hold the office set forth opposite such person's name and all of whom shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.7  Further Assurances.  If, at any time after the Closing,
                       ------------------
Parent shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation the right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, Parent shall be authorized to execute and deliver, in the name and on behalf of each of Parent, Mace Subsidiary and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Parent, Mace Subsidiary and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          SECTION 1.8  Dissenting Shares.  Notwithstanding Section 1.3(b)
                       -----------------
hereof, shares of capital stock of the Company issued and outstanding immediately prior to the Closing and held by a holder (the "Dissenting Stockholder") who has properly exercised and perfected appraisal rights under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive Parent Common Stock, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to the DGCL; provided, however, that if any such holder shall have failed to perfect or
      --------  -------
shall effectively withdraw or lose his or her right to appraisal and payment under the DGCL, such holder's shares of capital stock of the Company shall thereupon be deemed to have been converted as of the Closing into the right to receive Parent Common Stock as set forth in Sections 1.3(b) and 1.3(c) hereof, and such shares of the Company's capital stock shall no longer be Dissenting Shares. The Company shall give Parent prompt notice of any written demands for appraisal, withdrawals or demands for appraisal and any other related instruments received by the Company. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demand.

                                  ARTICLE II
                            CLOSING AND TERMINATION

          SECTION 2.1  Closing.  Following execution of this Agreement, Parent,
                       -------
Mace Subsidiary and Company shall be obligated to conclude the Closing within ten (10) days after the conditions of Closing set forth in Article VII and
Article VIII have been satisfied or waived. If the failure to conclude this transaction is due to the refusal and failure of Company to perform its obligations under this Agreement, Parent may seek to enforce this Agreement with an action of specific performance. In the case of a willful default by Company, Parent, in addition to the remedy of specific performance, and not in limitation of any other rights and remedies available to

Parent under this Agreement or at law or in equity, may recover its actual (but not consequential) damages resulting from the default of the Company. If the failure to conclude this transaction is due to the refusal and failure of Parent to perform its obligations to close under this Agreement, the Company may seek to enforce this Agreement with an action of specific performance. In the case of a willful default by Parent, Company, in addition to the remedy of specific performance, and not in limitation of any other rights and remedies available to the Company under this Agreement or at law or in equity, may recover its actual (but not consequential) damages resulting from the default of Parent. Neither Company not Parent shall be deemed in default hereunder by reason of any failure of a condition precedent to the obligations of either Company or Parent hereunder where commercially reasonable efforts have been taken to satisfy such conditions or where such failure has occurred for reasons beyond the control of the party unable to satisfy the condition precedent to the other party's obligations under this Agreement.

          SECTION 2.2  Termination.  This Agreement may be terminated at any
                       -----------
time prior to the Closing Date, whether before or after approval by the stockholders of the Company or Parent, by the mutual written consent of the Company and Parent or as follows:

          (a) The Company shall have the right to terminate this Agreement:

              (i) upon a breach of a representation or warranty of Parent contained in this Agreement which has not been cured in all material respects by Parent within thirty (30) days after written notice of such breach specifying such breach in reasonable detail is given to Parent by the Company, and which has caused any of the conditions set forth in section 8.1 to be incapable of being satisfied by the Termination Date;

              (ii) if Parent (A) fails to perform in any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to Parent by the Company.

              (iii) if the Merger is not completed by September 30, 2000 (the "Termination Date") (unless due to a delay or default hereunder on the part of the Company);

              (iv) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company and if the Company shall have used reasonable efforts to prevent the entry of such order;

              (v) if the Company receives a Superior Proposal, as defined in
Section 5.5, and resolves to accept such Superior Proposal, and the Company shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 2.3(b) shall have been received by Parent;

              (vi) if (A) a tender or exchange offer is commenced by a Potential Acquirer (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) for all outstanding shares of Company Common Stock, (B) the Company's Board of

Directors determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer and (C) the Company shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 2.3(b) shall have been received by Parent;

              (vii) if the Board of Directors of Parent shall have prior to Closing completed, resolved to accept, or shall have recommended to its stockholders that they accept, any Business Combination (as defined in Section
2.3 below);

              (viii) if the stockholders of the Parent or Company fail to approve the Merger at a duly held meeting of stockholders called for such purpose or any adjournment or postponement thereof;

              (ix) if Parent shall have failed to deliver to Company the Disclosure Binder schedules described in Article IV and Section 6.11 ("Parent Disclosure Schedules") on or before the twentieth (20th) day after the date of this Agreement; or

              (x) if Company notifies Parent within seven (7) days after Company's receipt of the Parent Disclosure Schedules that Company is not satisfied in its sole reasonable discretion with the contents of the Parent Disclosure Schedules in any material respect.

          (b) Parent shall have the right to terminate this Agreement:

              (i) upon a breach of a representation or warranty of Company contained in this Agreement which has not been cured in all material respects by Company within thirty (30) days after written notice of such breach specifying such breach in reasonable detail is given to Company by Parent, and which has caused any of the conditions set forth in section 7.1 to be incapable of being satisfied by the Termination Date;

              (ii) if Company (A) fails to perform any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to Company by Parent.

              (iii) if the Merger is not completed by the Termination Date (unless due to a delay or default hereunder on the part of Parent);

              (iv) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent and if Parent shall have used reasonable efforts to prevent the entry of such order;

              (v) if the Board of Directors of the Company shall have resolved to accept a Superior Proposal as defined in Section 5.5 hereinbelow or shall have recommended to the stockholders of the Company that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of Parent or any group of which any affiliate of Parent is a member);

              (vi) if the stockholders of the Company or Parent fail to approve
                                                      =========
the Merger at a duly held meeting of stockholders called for such purpose or any adjournment or postponement thereof;

              (vii) if Company shall have failed to deliver to Parent the Disclosure Binder schedules described in Article III and Sections 5.3 and 6.8 ("Company Disclosure Schedules") on or before the twentieth (20th) day after the date of this Agreement; or

              (viii) if Parent notifies Company within seven (7) days after Parent's receipt of the Company Disclosure Schedules that Parent is not satisfied in its sole reasonable discretion with the contents of the Company Disclosure Schedules in any material respect.

          (c) As used in this Section 2.2, (i) "affiliate" and (ii) "group" have the meanings set forth in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          SECTION 2.3 Termination Fee.
                      ---------------

          (a) Company agrees to pay to Parent a fee equal to Two Million Dollars ($2,000,000) if:

              (i)  Company terminates this Agreement pursuant to clause (v) or
(vi) of Section 2.2(a);

              (ii)  Parent terminates this Agreement pursuant to clause (v) of
Section 2.2(b); or

              (iii) each of the following has occurred: (A) Parent terminates this Agreement pursuant to clause (vi) of Section 2.2(b); (B) prior to the time of such termination a proposal relating to a Business Combination had been made to the Company; and (C) on or prior to the six-month anniversary of the termination of this Agreement the Company or any of its subsidiaries or affiliates either (x) enters into an agreement or binding letter of intent with respect to any Business Combination with any person, entity or group or (y) consummates any Business Combination with any person, entity or group.

          (b) Parent agrees to pay to Company a fee equal to Two Million Dollars ($2,000,000) if the Company terminates this Agreement pursuant to clause
(vii) of Section 2.2(a).

For purposes of this Section 2.3, "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving Parent or the Company, as the case may be, as a result of which such party's stockholders prior to such transaction in the aggregate cease to own at least seventy percent (70%) of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than thirty percent (30%) of the assets of Parent or Company, as the case may be, and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than Parent or any affiliate thereof with respect to an acquisition involving the Company, or other than the Company or any affiliate thereof with respect to an acquisition involving Parent), group or entity of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the outstanding voting stock of the Company or Parent, as the case may be, whether by tender or exchange offer or otherwise.

          SECTION 2.4 Effect of Termination. In the event of termination of this
                      ---------------------
Agreement by either Parent or the Company pursuant to the provisions of this
Article II, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Mace Subsidiary or their respective officers or directors, except that this Section 2.4, Sections 2.2 and 2.3, Article IX, Sections 10.1, 10.2, 10.6, 10.7 and 10.17
shall survive and continue in full force and effect, notwithstanding
termination.   Nothing in this Section 2.4 shall relieve any party from
liability for any willful and intentional breach of any covenant or agreement of such party contained in this Agreement.

          SECTION 2.5  Deliveries by Parent.  At the Closing,  Parent shall
                       --------------------
deliver, all duly and properly executed (where applicable):

          (a) The Plan and Articles of Merger;

          (b) A certified copy of the resolutions of the Boards of Directors and shareholders of Parent and the Mace Subsidiary authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein;

          (c) A favorable opinion from counsel for Parent, dated the Closing Date, in form and substance as attached hereto as Schedule 2.5(c);

          (d)  The certificate described at Section 8.1(a);

          (e) A current certificate of good standing for Parent and the Mace Subsidiary and certified charter documents for Parent and the Mace Subsidiary from each applicable jurisdiction of admittance and incorporation;

          (f) The employment agreement between Parent and David Smith pursuant to Section 8.1(i); and

          (g) Other documents and instruments required by this Agreement, if any.

          SECTION 2.6  Deliveries by Company.  At the Closing, the Company shall
                       ---------------------
deliver, all duly and properly executed (where applicable):

          (a) The Plan and Articles of Merger;

          (b) The written resignations of all officers and directors of the Company and each Subsidiary as of the time of Closing;

          (c) A current certificate of good standing for the Company and each Subsidiary and certified charter documents for the Company and each Subsidiary from each applicable jurisdiction of admittance and incorporation;

          (d) A certified copy of resolutions of the shareholders and directors of the Company authorizing the execution and delivery of this Agreement and each of the Collateral Documents;

          (e)  The certificate described at Section 7.1(a);

          (f) A favorable opinion from counsel for Company, dated the Closing Date, in form and substance as attached hereto as Schedule 2.6(f);

          (g) The books and records of the Company and each Subsidiary, including, without limitation, all original financial and operating records, the corporate minute book and seal, the corporate stock ledger, and all title documents;

          (h)  The Stock Restriction Agreement described at Section 7.1(h); and

          (j) Other documents and instruments required by this Agreement, if any.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

          The representations, warranties and covenants herein contained are qualified in their entirety by the information set forth on Schedules in the corresponding section of the Disclosure Binder, whether or not reference to a
Schedule is made herein, provided a cross-reference to the applicable section of this Agreement is set forth at the beginning of such Schedule. Whenever the phrase "to Company's knowledge" or any equivalent phrase is used in this Agreement, the phrase shall mean the actual knowledge of any officer or director of the Company, and the knowledge such officer or director would or should have had, if such officer or director exercised reasonable diligence in the conduct of the Company' business. With knowledge that Parent is relying upon the representations, warranties and covenants herein contained, Company represents and warrants to Parent and makes the following covenants for the Parent's benefit, at and as of the date hereof and the date of Closing:

          SECTION 3.1  Organization and Standing.  Company and each Subsidiary
                       -------------------------
is duly organized, legally existing and in good standing under the laws of the state of its incorporation, with full power and authority to own its properties and conduct its business as now being conducted, and has been duly admitted and is in good standing under the laws of each state in which it owns property or operates a business, except where the failure to be so duly admitted and in good standing will not, when taken together with all other such failures, have a material adverse effect on the Business, operations, properties, assets, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries do not own any stock or ownership interest in any other corporation, partnership, or other business organization, other than the Subsidiaries.

          SECTION 3.2  Capitalization.
                       --------------

          (a) The authorized capital stock of the Company consists of (i) 25,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Preferred Stock, $.001 par value, of which 2,498,890 have been designated Series A Convertible Preferred Stock and 950,000 shares have been designated Series B Convertible Preferred Stock. On the date hereof: (i) 6,988,865 shares of Company Common Stock were issued and outstanding, (ii) 984,000 shares of the Company's Series A Preferred Stock were issued and outstanding, and (iii) no shares of the Company's Series B Convertible Preferred Stock were issued and outstanding.

          (b) All of the authorized, issued, and outstanding shares of capital stock and other securities of the Company are owned by the shareholders listed on Schedule 3.2 attached hereto ("Shareholders") in the amounts listed against each Shareholders name, including without limitation equity securities, debt securities and options. All of the authorized, issued, and outstanding shares of capital stock and other securities of each Subsidiary are either owned by the Company or owned by a Subsidiary. At Closing, the Shareholders will be the only owners of the securities of the Company, except for individuals or entities who exercise options or warrants which currently exist. All of the outstanding shares of the Company's and each Subsidiary's capital stock have been legally and validly authorized and issued, are fully paid and nonassessable and free and clear of all liens, claims and encumbrances of every kind and nature and are not subject to any agreement or instrument relating to the transfer, disposition or voting of such securities, except as set forth on Schedule 3.2 attached hereto. There are no outstanding rights of any kind to acquire additional shares of any class from the Company nor, to the Company's knowledge, has any person claimed any such rights, except for the options and warrants listed on Schedule 3.2(i). Except for the options and warrants set forth on Schedule 3.2(i), as of the date hereof there were, and at Closing there will be, no outstanding subscriptions, calls, contracts, commitments, understandings, restrictions, arrangements, or rights, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any Subsidiary to issue, deliver or sell or repurchase or redeem, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any Subsidiary to grant, extend or enter into any such agreement or commitment. As of the Closing, there will be no shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any Subsidiary is a party or is bound with respect to the voting of any shares of capital stock of the Company or any Subsidiary, except for a proxy delivered to the Parent pursuant to Section 7.1(g) of this Agreement.

          SECTION 3.3  Contracts, Permits and Material Documents.  With the
                       -----------------------------------------
exception of the items described in the last two sentences of this Section 3.3, the items listed and included in Schedule 3.3, attached hereto, are all of the following ("Material Documents") with respect to the Company, Business, Locations or Subsidiaries: (i) leases for real and personal property, (ii) non-governmental licenses or permissions used in connection with the Locations or the Business, (iii) franchises, (iv) guarantees under which the Company or any of the Subsidiaries is bound or under which the Company or any of the Subsidiaries is the beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) used in or required for the operation of any of the Locations; (viii) all surety bonds, or letters of credit or any other obligation which the Company or Subsidiaries have liability for with respect to the Business; (ix) all contracts to acquire any car wash businesses from third parties; (x) all other contracts, agreements, instruments, mortgages, deeds of trust, and security agreements not listed on another Schedule (such as the Operating Contracts listed on Schedule
3.5 and the Company Debt listed on Schedule 3.8(a)) attached to this Agreement which are binding on the Company or any of the Subsidiaries. The Material Documents listed on Schedule 3.3 are organized under separate heading for each of the different types of documents listed and are organized by Location where the Material Documents relate to a specific Location. Except as set forth on
Schedule 3.3, neither the Company nor any person or party to any of the Material Documents or bound thereby is in material default or in default known to Company under any of the Material Documents, and, to the knowledge of Company, no act or event or knowing default under any of the Material Documents has occurred which with notice or lapse of time, or both, would constitute such a default. The Company and the Subsidiaries are not a party to, and the Company's and Subsidiaries' properties are not bound by, any agreement or instrument which is material to the continued conduct of business operations of the Company, as now being conducted, except as listed in Schedule 3.3. The parties hereto agree that a document shall not be deemed to be a Material Document, if it has a benefit or burden to the Company or its Subsidiaries of Twenty-five Thousand Dollars ($25,000) or less per year or if it is a license or permit which is renewed without substantive review by the issuing authority. Documents which are not Material Documents shall not be listed on Schedule 3.3.

          SECTION 3.4    Personal Property.  All items of personal property used
                         ------------------
in the business operations of the Company and the Subsidiaries ("Assets") are owned by the Company or the Subsidiaries by good and marketable title free and clear of any mortgages, pledges, liens, encumbrances, leases, charges, claims, security agreements or title retention or other security arrangements, except as set forth in Schedule 3.8(a). The Assets are in operable condition, except for ordinary wear and tear and are sufficient to operate the Business conducted by the Company and its Subsidiaries.

          SECTION 3.5 Operating Contracts.  The name and address of each party
                      -------------------
to each supply, franchise, lease, advertising and other agreements between Company, Subsidiaries, and their suppliers, customers, landlords and lessors ("Operating Contract") utilized in the operation of any of the Locations is listed on Schedule 3.5 attached hereto. No person or party to the any of the Operating Contracts is in material or knowing default thereunder, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Merger contemplated by this Agreement will not create a default or otherwise affect the parties under any Operating Contract, except as set forth under Schedule 3.5. The Company or its successors and assigns may cancel the Company's or the Subsidiaries' obligations under the Operating Contracts at any time without penalty or premium and without being in default thereof.

          SECTION 3.6  Real Property.
                       -------------

          (a) As set forth in the Recitals, the Subsidiaries own the Owned Real Property and possess a valid leasehold interest in each parcel of Leased Real Property. The street address of each Location and whether it is Owned Real Property or Leased Real Property is listed on Schedule 3.6(a) hereto. The Company and the Subsidiaries have never owned, leased or otherwise occupied, had an interest in or operated any real property other than the Owned Real Property and the Leased Real Property (collectively, the "Real Property"), except as listed on Schedule 3.6(a). The Subsidiaries have a valid leasehold estate interest in each parcel of the Leased Real Property and have good, marketable and insurable title to, or a valid and enforceable leasehold interest in, all of the Real Property. Full and complete copies of all of the leases of the Leased Real Property, including all modifications and amendments thereof, have been furnished to Parent. The Company or its Subsidiaries own, with respect to each parcel of Owned Real Property, an extended coverage owners policy of title insurance which insures title to the Owned Real Property to be in fee simple in the Subsidiaries subject only to title exceptions set forth in the title policies (the "Title Policies"). To the knowledge of the Company, it has an "as-built" survey relating to each parcel of the Owned Real Property and Leased Real Property; however, if any such survey cannot be located, Parent, at its election, may have a survey of the Owned Real Property made at its expense. Company will cooperate and aid Parent's surveyor in preparing any survey commissioned by Parent.

          (b) The Company shall make available on Parent's reasonable request all engineering, geologic and other similar reports, documentation and maps relating to the Real Property in the possession or control of the Company, its consultants or employed professional firms.

          (c) To the Company's knowledge, no party, other than the Company and the Subsidiaries and the record owners of each parcel of the Leased Real Property, has a present or future right to possession of all or any part of the Real Property.

          (d) There are no proceedings or amendments pending, or to Company's knowledge threatened, by any third party, which would result in a change in the allowable uses of the Real Property or which would modify the right of the Parent to use the Real Property for its present uses after the Closing Date, except as set forth in Schedule 3.6(d) attached hereto and incorporated herein by reference.

          SECTION 3.7  Financial Statements.  Prior to Closing, Company will
                       --------------------
deliver to Parent true and correct copies of the following financial statements of the Company and each of the Subsidiaries (the "Financial Statements"):

          (a) A consolidated balance sheet for Company as of December 31, 1997, as of December 31, 1998, and as of December 31, 1999, and consolidated statements of income, cash flow and retained earnings for the same periods, all prepared on an accrual basis.

          (b) If requested by the Parent, a consolidated balance sheet for Company and each of the Subsidiaries as of March 31, 2000 ("Most Recent Balance Sheet"), and a statement of income, cash flow and retained earnings for the period ended March 31, 2000 ("Most Recent Income

Statement"), both prepared on an accrual basis by the Company. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements."

          The Financial Statements have been prepared by the regular accountants of Company, in accordance with generally accepted accounting principles ("GAAP"). All notes and contingent labilities required to be stated and reflected under GAAP are stated and reflected on the Financial Statements.
Each of the Financial Statements (including all footnotes thereto) is true, complete and correct in all material respects. The balance sheets present fairly and accurately the financial condition of the Company and the Subsidiaries as of the dates indicated thereon and the statements of income present fairly and accurately on an accrual basis the results of the operations of the Company and the Subsidiaries for the periods indicated thereon. The Company and the Subsidiaries have not (i) made any material change in their accounting policies or (ii) effected any prior period adjustment to, or other restatement of, their financial statements for any period. The Financial Statements are consistent with the books and records of the Company and the Subsidiaries (which books and records are correct and complete). Since the December 31, 1999, consolidated balance sheet, there has not been any material adverse change in the income, expenses, assets, liabilities or financial condition of the Company and the Subsidiaries.

          SECTION 3.8  Liabilities; Accounts Receivable.
                       ---------------------------------

          (a) The Company and the Subsidiaries do not have any liabilities, fixed or contingent, other than:

              (i) liabilities fully reflected in the Most Recent Balance Sheet, including the Company Debt, as hereinafter defined; and

              (ii) accounts payable arising since the date of the Most Recent Balance Sheet arising during the normal course of business consistent with past custom and practice.

Schedule 3.8(a) attached hereto sets forth the secured and unsecured debt of the Company and the Subsidiaries ("Company Debt"), and lists each loan comprising the Company Debt by amount owed, date incurred, due date, interest rate, amortization schedule, lender name, the Location or other assets which is security for each of the loans and any guarantees pertaining to each debt instrument or agreement listed therein.

          (b) Except as set forth in Schedule 3.8(b), all of the accounts receivable included in the Most Recent Balance Sheet (except those collected since the dates thereof) and those which have arisen since the date thereof reflect actual transactions, have arisen in the ordinary course of business, will not, to the knowledge of the Company, be subject to offset or deduction and reflect enforceable claims against the account debtor in the amount recorded.

          SECTION 3.9    Fiscal Condition of Company.  Since the date of the
                         ---------------------------
December 31, 1999, consolidated balance sheet, except as set forth on Schedule 3.9, there has not (except as otherwise specifically permitted by this Agreement) been:

          (a) Any material change in the financial condition, business organization or personnel of the Company and the Subsidiaries or in the relationships of the Company and the Subsidiaries with suppliers, customers or others, other than changes occurring in the ordinary course of business;

          (b) Any sale or other disposition of any asset owned by the Company or the Subsidiaries at the close of business on the date of the December 31, 1999, consolidated balance sheet, or acquired by it since that date, other than in the ordinary course of business, or which individually does not exceed Twenty-five Thousand Dollars ($25,000), or which in the aggregate do not exceed Fifty Thousand Dollars ($50,000);

          (c) Any expenditure or commitment by the Company or the Subsidiaries for the acquisition of any single asset having an acquisition price of Fifty Thousand Dollars ($50,000) or more;

          (d) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Company and the Subsidiaries, except damage, destruction or loss which does not exceed Twenty-five Thousand Dollars ($25,000) in the aggregate;

          (e) Any employment contracts, or bonuses or increases in the compensation payable or to become payable by the Company and the Subsidiaries to any officer or key employee;

          (f) Any loans or advances to the Company and the Subsidiaries other than renewals or extensions of existing indebtedness; or

          (g)  Any change in accounting method or practice.

          SECTION 3.10  Policies of Insurance.  All insurance policies,
                        ---------------------
performance bonds, and letters of credit insuring the Real Property or the Assets or which the Company and the Subsidiaries have had issued regarding the Real Property or the Assets and which have not expired are listed on Schedule
3.10 attached hereto. Schedule 3.10 includes the names and addresses of the beneficiaries, insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents or agencies, issuing banks, and beneficiaries, with respect to each listed insurance policy, performance bond and letter of credit. The Company's and Subsidiaries' current insurance policies, performance bonds and letters of credits relating to any Asset are in force and effect and the premiums thereon are not delinquent. The Company and the Subsidiaries have not received any written notification from any insurance carrier denying or disputing any claim made by the Company and the Subsidiaries or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. Except as set forth on Schedule 3.10, the Company and the Subsidiaries have no claims against any of their insurance carriers under any policies insuring the Assets pending or anticipated and, to the Company's knowledge, there has been no occurrence of any kind which would give rise to any such claim.

          SECTION 3.11   Tax Returns. The Company and the Subsidiaries have
                         -----------
filed all federal and other tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Company and the Subsidiaries have no liability for taxes incurred by their operations prior to Closing including, without limiting the generality of the foregoing, all federal, state and local income, sales, use, payroll, franchise, excise and property taxes, except for taxes for the current fiscal year in an amount not exceeding the reserve therefor on the December 31, 1999, consolidated balance sheet. The Company and each of the Subsidiaries is a Subchapter C corporation under the Internal Revenue Service Code. The reserves for all taxes reflected on the December 31, 1999, consolidated balance sheet, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Company and the Subsidiaries have filed, and will file in a timely manner, all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date. No federal, state, local or other tax returns or reports filed by the Company and the Subsidiaries (whether filed prior to, on, or after the date hereof), will result in any taxes, assessments, fees or other governmental charges in excess of the amounts reserved for on the December 31, 1999, consolidated balance sheet. The Company and the Subsidiaries have duly withheld and collected all taxes which the Company and the Subsidiaries are required to withhold or collect by law, have paid over to the proper authorities all such amounts required to be paid, and have in reserve all amounts so withheld or collected which have not yet been required to be paid. No taxing authority has asserted any deficiency for any prior tax period of the Company or the Subsidiaries, and the Company is not aware of any facts which would constitute the basis for the assertion of such a deficiency, except as listed on Schedule
3.11 attached hereto.

          SECTION 3.12  Employees, Pensions and, ERISA.
                        ------------------------------

          (a) Except as set forth on Schedule 3.12(a), no employee of the Company or any Subsidiary is represented by any union. Except as set forth on
Schedule 3.12(a), no employee of the Company or any Subsidiary has a written employment agreement with the Company or any Subsidiary. There is no pending or, to the knowledge of the Company, threatened dispute between the Company or the Subsidiaries and any of their employees which might materially and adversely affect the operation of the Locations. The Company and the Subsidiaries are not deficient or in arrears in contributing to any trust funds the Company or the Subsidiaries are required to contribute to in accordance with any contracts with unions, including, without limitation, scholarship funds, legal aid funds, pension funds and health, welfare or benefit funds ("Trust Funds"). There is no matter, action, audit, suit or claim pending or to Company's knowledge threatened relating to contributions of the Company and the Subsidiaries to any Trust Fund, before any court, tribunal or governmental agency.

          (b) Schedule 3.12(b) hereto contains a list of all employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by the Company (whether or not they are now terminated) or to which the Company or any Subsidiary currently contribute, or have an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Company or any Subsidiary.

          (c) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all material applicable provisions of ERISA and the regulations issued thereunder, as well as with all other material law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA.

          (d) There is no matter, action, audit, suit or claim pending or, to Company's knowledge, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

          (e) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

          (f) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

          SECTION 3.13  Legality of Operation.
                        ---------------------

          (a) Except as disclosed in Schedule 3.13(a) to this Agreement, the Company's and the Subsidiaries' use of the Assets and Real Property is in material compliance with all federal, state and local laws, rules and regulations including, without limitation, the following laws: Environmental Laws (as defined in Section 3.13(b)); land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 3.13(a), the Company and each Subsidiary are in material compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Company's and the Subsidiaries' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 3.13(a), with respect to any Law, there are no claims, actions, suits or proceedings pending, or, to the knowledge of the Company threatened against or affecting the Assets or Real Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in a material change in how Parent may use the Assets or Real Property or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 3.13(a), the Company and the Subsidiaries have received no notification of any past or present failure by the Company or any Subsidiary to comply with any Law applicable to the Assets or Real Property or affecting the Company's or any Subsidiary's use of the Assets or Real Property.

          (b) Except as disclosed in Schedule 3.13(b) to this Agreement, the Company and the Subsidiaries are in material compliance with all federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in
Schedule 3.13(b), with respect to any Environmental Law, the Company and the Subsidiaries are in material compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are or may be applicable to the Company's and the Subsidiaries' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 3.13(b), there are no Environmental Law related claims, actions, suits or proceedings pending, or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located. Except as set forth on Schedule 3.13(b), the Company and the Subsidiaries have not transported, stored, treated or disposed, nor has Company or any Subsidiary allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has Company or any Subsidiary performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and the Company and the Subsidiaries have not disposed of waste, nor has Company or any Subsidiary knowingly allowed third parties to dispose of waste upon property owned or leased by the Company or any Subsidiary, or on any other real property, other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 3.13(b), the Company and the Subsidiaries have not received notification of any past or present failure by the Company or any Subsidiary to comply with any Environmental Law applicable to them or their operations or their assets. Without limiting the generality of the foregoing, the Company and the Subsidiaries have not received any notification (including requests for information directed to the Company or any Subsidiary) from any governmental agency asserting that the Company or any Subsidiary, or any owner, lessee or operator of the Assets or the Real Property, is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment.

          (c) To the Company's knowledge, no employee, contractor or agent of the Company or any Subsidiary has, in the course and scope of employment with the Company or any Subsidiary, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Company or any Subsidiary under CERCLA, any comparable state statute or other applicable Environmental Law, and to Company's knowledge no facts or circumstances exist which would give rise to the same.

          (d) Schedules 3.13(a) and 3.13(b) list all remedied violations of Laws and Environmental Laws which existed within the past five (5) years and all outstanding unremedied notice of violations issued to the Company or any Subsidiary by any federal, state or local governmental authority involving or relating to the Assets or the Real Property. There are no outstanding or unremedied notices of violation from any federal, state or local governmental authority involving or relating to the Assets or the Real Property.

          (e) To the Company's knowledge, no employee, officer, director or shareholder of the Company is under investigation by the Attorney General of any state, by the District Attorney of any county of any state, or by any United States Attorney or any other governmental investigative agency for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition laws.

          (f) Except as set forth in Schedule 3.13(f), all licenses, approvals, permits and certificates ("Government Approvals") needed or required for the operation of the Company's business are set forth on Schedule 3.3. To the Company's knowledge, all such Government Approvals are in full force and effect, the Company and the Subsidiaries are in compliance with all such Government Approvals, and all such Government Approvals have been validly and legally obtained by the Company.

          SECTION 3.14  Corrupt Practices.  The Company and the Subsidiaries
                        -----------------
have not made, offered or agreed to offer anything of value to any employees of any customers of the Company or any Subsidiary for the purpose of attracting business to the Company or any Subsidiary or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives in any manner which would result in the Company or any Subsidiary being in violation of any Law, nor has the Company or any Subsidiary otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

          SECTION 3.15  Legal Authority and Compliance.
                        ------------------------------

          (a) The Company has by proper corporate proceedings duly authorized the execution, and delivery of this Agreement and each other agreement contemplated to be entered into and no other corporate action is required by law or the Certificate of Incorporation or by-laws of the

Company, except for a vote of the Shareholders. The execution and delivery of this Agreement has been approved by the Company's Board of Directors.

          (b) The execution and delivery of this Agreement by the Company does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of the Company or any of its Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject in the case of the terms, conditions or provisions described in clauses
(ii) and (iii) above, to obtaining (prior to the Closing Date) the Company Required Approvals, as hereinafter defined.

          (c) Except for (i) the filings by Company required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the affirmative vote of the Shareholders of the Company approving the consummation of this Agreement, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger, (iv) the consent of lenders of the Company and its Subsidiaries, as listed in Schedule 3.15 attached (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority, or private party is necessary for the execution and delivery of this Agreement by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Company and its subsidiaries, taken as a whole.

          SECTION 3.16  Transaction Intermediaries.  Except as disclosed on
                        --------------------------
Schedule 3.16, no agent or broker or other person acting pursuant to the authority of Company or any Subsidiary is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

          SECTION 3.17  Trademarks, Patents, Etc.
                        ------------------------

          (a) Schedule 3.17(a) attached hereto contains a true and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark, software and service mark registrations and applications, copyrights, copyright registrations and applications, grants of a license or right to the Company or any Subsidiary with respect to the foregoing, both domestic and foreign, claimed by the Company or any Subsidiary or used or proposed to be used by the Company or any Subsidiary in the conduct of the Business, whether registered or not (collectively herein, "Registered Rights").

          (b) Except as described in Schedule 3.17(b) attached hereto, to the Company's knowledge, the Company and the Subsidiaries own and have the unrestricted right to use the Registered Rights and every trade secret, know-how, process, discovery, development, design, technique, program, code, customer and supplier list, promotional idea, marketing and purchasing strategy, invention, process, confidential data and or other information (collectively herein, "Proprietary Information") required for or incident of the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company or any Subsidiary, free and clear of any right, equity or claim of others. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

          (c) Schedule 3.17(c) attached hereto contains a true and complete list and description of all licenses of or rights to Proprietary Information granted by the Company or any Subsidiary to others or by others to the Company or any Subsidiary. Except as described in Schedule 3.17(c), (i) the Company and the Subsidiaries have not sold, transferred, assigned, licensed or subjected to any Lien, any Registered Right or Proprietary Information or any interest therein, and (ii) the Company and the Subsidiaries are not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information.

          (d) There is no claim or demand of any person pertaining to, or any action that is pending or, to the knowledge of the Company, threatened, which challenges the rights of the Company or any Subsidiary in respect of any Registered Right or any Proprietary Information.

          (e) The Company and the Subsidiaries own or have legally licensed all third-party computer software used in connection with the Business and, to the Company's knowledge, have not infringed, and are not now infringing, on the rights of any third parties by their use of computer software.

          SECTION 3.18  Disclosure.  The representations and warranties of the
                        ----------
Company contained in this Article III or in any Schedule or other document delivered by the Company pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, the Company becomes aware of any inaccuracy, or misrepresentation or omission in any of the Schedules, it shall immediately advise Parent in writing of the inaccuracy, misrepresentation or omission, subject to the provisions of Section 6.9, and Company shall have the right, subject to the provisions of Section 10.14, to update the Disclosure Binder accordingly.

          SECTION 3.19   Competition.  No salaried officer, shareholder or
                         -----------
employee of the Company or any Subsidiary, nor any spouse, child or other relative of any of them, to the Company's knowledge, has any direct or indirect interest in any competitor of the Company or any Subsidiary within the geographical area in which the Company or any Subsidiary currently conducts business, or an interest in any supplier or customer of the Company or any Subsidiary or in any person from whom or to whom the Company or any Subsidiary leases any real or personal property, or in any other person with whom the Company or any Subsidiary is doing business which interest adversely or materially affects the business of the Company or any Subsidiary, excepting only those investments of not more than five percent of the capital stock of a business, the stock of which is traded on a national securities exchange or over-the-counter, where such investments are set forth on Schedule 3.19 attached hereto and incorporated herein by reference.

          SECTION 3.20  Litigation.  All pending or, to Company's knowledge,
                        ----------
threatened litigation, administrative or judicial proceedings or investigations by any governmental agency or officials involving the Company or any Subsidiary, the Real Property, the Assets, or the Business, together with a description of each such proceeding, is set forth on Schedule 3.20 hereto. There is no pending or, to Company's knowledge, threatened litigation, administrative or judicial proceedings or investigation involving the Company or any Subsidiary or their Real Property, Assets, or the Business, except as listed on Schedule 3.20.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PARENT

          The representations, warranties and covenants herein contained are qualified in their entirety by the information set forth on Schedules in the corresponding section of the Disclosure Binder, whether or not reference to a
Schedule is made herein, provided a cross-reference to the applicable section of
this Agreement is set forth at the beginning of such Schedule.    Whenever the
phrase "to Parent's knowledge" or any equivalent phrase is used in this Agreement, the phrase shall mean the actual knowledge of any officer or director of the Parent, and the knowledge such officer or director would or should have had, if such officer or director exercised reasonable diligence in the conduct of the Parent's business. With knowledge that Company is relying upon the representations, warranties and covenants herein contained, the Parent represents and warrants to Company and makes the following covenants for the Company's benefit, at and as of the date hereof and the Closing Date.

          SECTION 4.1 Organization and Qualification. Each of Parent and its
                      ------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and its subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

          SECTION 4.2 Capitalization.
                      ---------------

          (a) As of February 1, 2000, the authorized capital stock of Parent consisted of 200,000,000 shares of Parent Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). As of February 1, 2000, (i) 23,390,113 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) 52,388 shares of Parent Common Stock and no shares of Parent Preferred Stock were held in the treasury of Parent, and (iv) 4,735,922 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options and warrants to purchase Parent Common Stock.

          (b) The authorized capital stock of Mace Subsidiary consists of 1,000 shares of common stock having no par value, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

          (c) Except as disclosed in the SEC Reports (as defined in Section 4.7), or as set forth in Schedule 4.2 hereto, or as otherwise contemplated by this Agreement (including the proxy delivered to Company pursuant to Section 8.1(g) of this Agreement), as of the date hereof, there are no outstanding subscriptions, calls, contracts, options, warrants, commitments, understandings, restrictions, arrangements, security, instrument or other agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell or repurchase or redeem, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment. Except as otherwise disclosed in the SEC Reports, there are no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent, other than voting agreements executed in connection with this Agreement. Except as otherwise disclosed in the SEC Reports or Schedule 4.2 hereto, no person has any registration rights for shares which are not registered, or preemptive rights, right of first refusal or similar right with respect to any shares of Parent capital stock.

          SECTION 4.3 Subsidiaries. Each direct and indirect corporate
                      ------------
subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases where the failure to be so qualified and in good standing would not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent, free and clear of any liens, claims, encumbrances, security interests, equities and options of any nature whatsoever, except where such shares are pledged to secure Parent's credit facilities. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of or interest in any subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "subsidiary" shall mean, when used with reference to any person or entity, any corporation, partnership, joint venture or other entity of which such person or entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, fifty percent (50%) or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, joint venture or other entity.

          SECTION 4.4  Authorization to Proceed with this Agreement.
                       --------------------------------------------

          (a) Parent has by proper corporate proceedings duly authorized the execution, and delivery of this Agreement and each other agreement contemplated to be entered into and no other corporate action is required by law or the Certificate of Incorporation or by-laws of Parent. The execution and delivery of this Agreement has been approved by the Parent's Board of Directors.

          (b) The execution and delivery of this Agreement by each of Parent and Mace Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Mace Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions described in clause
(ii) and (iii) above, to obtaining (prior to the Closing Date the Parent Required Approvals, as hereafter defined.

          (c) Except for (i) the filings by Parent required by the HSR Act, (ii) the filing of the Registration Statement and Proxy Statement/Prospectus (as such terms are defined in Section 4.7) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger, (iv) any required filings with or approvals from the Nasdaq National Market, and (v) the consent of lenders of the Parent and its subsidiaries, as listed in Schedule 4.4 attached (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Parent Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority, or private party is necessary for the execution and delivery of this Agreement by Parent or the Mace Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

          SECTION 4.5  Parent Common Stock.  The Parent Common Stock to be
                       -------------------
issued pursuant to this Agreement has been duly authorized and, when issued, will be validly issued, fully paid and nonassessable, free of preemptive rights and will be issued in compliance with all applicable securities and other laws.

          SECTION 4.6  Absence of Intermediaries.  No agent, broker, or other
                       -------------------------
person acting pursuant to Parent's authority will be entitled to make any claim against the Company for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

          SECTION 4.7  Commission Filings.  Since January 1, 1997, Parent has
                       ------------------
filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed (or, in the case of filing under the Securities Act, at the time of effectiveness) in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered or made available to the Company copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1998, and for the immediately preceding fiscal year, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions taken by consent in lieu of a stockholders' meeting from January 1, 1997, until the date hereof, and (c) all other reports, including quarterly reports, and registration statements filed by Parent with the SEC since January 1, 1997 (other than registration statements filed on Form S-8) (the documents referred to in clauses (a), (b) and (c) filed prior to the date hereof are collectively referred to as the "SEC Reports"). As of their respective dates (or, in the case of filing under the Securities Act, at the time of effectiveness), (A) the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the SEC Reports included all required exhibits. The audited consolidated financial statements of Parent included in the Annual Report on Form 10-K for the year ended December 31, 1998, and the unaudited consolidated interim financial statements included in Parent's Quarterly Report on Form 10-Q for the quarter ending September 30, 1999 (collectively, the "Parent Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly and accurately present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited interim financial statements to normal year-end adjustments, none of which, individually or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole).

          SECTION 4.8 Registration Statement and Proxy Statement. None of the
                      ------------------------------------------
information to be supplied by Parent or its subsidiaries for inclusion in (a) the Registration Statement on Form S-4, as amended or supplemented from time to time, to be filed under the Securities Act with the SEC by Parent in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (such registration statement, together with any amendments thereof, being the "Registration Statement") or (b) the proxy statement, as amended or supplemented from time to time, to be distributed in connection with the Parent's meeting of stockholders to vote on this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of the Parent to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the stockholders of the Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will, as of its mailing date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Mace Subsidiary with respect to information supplied by the Company or the stockholders of the Company for inclusion therein.

          SECTION 4.9 Absence of Undisclosed Liabilities.  Except as
                      ----------------------------------
specifically disclosed in the SEC Reports or as heretofore disclosed to the Company in writing with respect to acquisitions, potential borrowing or commitments, neither Parent nor any of its subsidiaries had at December 31, 1999, or has incurred since that date and as of the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1999, and were incurred in the ordinary course of business and consistent with past practices;
(b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

          SECTION 4.10 Absence of Certain Changes or Events.  Since the date of
                       ------------------------------------
the most recent SEC Report that contains consolidated financial statements of Parent, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole, except for changes that affect the industries in which Parent and its subsidiaries operate generally.

          SECTION 4.11  Material Documents. Attached hereto as Schedule 4.11 is
                        ------------------
a complete and accurate list of all of the following ("Parent Material Documents") with respect to the business of Parent and each of its subsidiaries:
(i) leases for real property, (ii) all contracts to acquire any car wash businesses from third parties; and (iii) all mortgages, promissory notes, instruments, mortgages, deeds of trusts, and security agreements granting any party a security interest in or to any assets of the Parent or any of its subsidiaries. Except as set forth on Schedule 4.11, neither Parent nor any person or party to any of the Parent Material Documents or bound thereby is in material default or in default known to Parent under any of the Parent Material Documents, and, to the knowledge of Parent, no act or event or knowing default under any of the Parent Material Documents, has occurred which with notice or lapse of time, or both, would constitute such a default. Parent has provided the Company with complete and accurate copies of all Parent Material Documents.

          SECTION 4.12  Real Property.
                        -------------

          (a) Schedule 4.12 hereto contains a list of all real property that is owned or leased by Parent or any of its subsidiaries (collectively, the "Parent Real Property"). Parent and/or its subsidiaries have a valid leasehold estate interest or have good, marketable and insurable title to, or a valid and enforceable leasehold interest in, all of the Parent Real Property. Parent has furnished to the Company full and complete copies of all of the leases, including all modifications and amendments thereof, with respect to any of the Parent Real Property. Parent or its subsidiaries own, with respect to each parcel of owned Parent Real Property, an extended coverage owners policy of title insurance which insures title to the owned Parent Real Property to be in fee simple in Parent's subsidiaries subject only to title exceptions set forth in the title policies (the "Parent Title Policies"). To the knowledge of Parent it has an "as-built" survey relating to each parcel of the Parent Real Property; however, if any such survey can not be located, the Company, at its election, may have a survey of the owned Parent Real Property made at its expense.

          (b) Parent shall make available on the Company's reasonable request all engineering, geologic and other similar reports, documentation and maps relating to the Parent Real Property in the possession or control of Parent, its consultants or employed professional firms.

          (c) To Parent's knowledge, no party, other than Parent and its subsidiaries and the record owners of each parcel of the leased Parent Real Property, has a present or future right to possession of all or any part of the Parent Real Property.

          SECTION 4.13   Fiscal Condition of Parent.  Since the date of the last
                         --------------------------
SEC Report containing a consolidated balance sheet (the "Parent Most Recent Balance Sheet"), except as set forth on Schedule 4.13, there has not (except as otherwise specifically permitted by this Agreement) been:

          (a) Any material change in the financial condition, business organization or personnel of Parent and its subsidiaries or in the relationships of Parent and its subsidiaries with suppliers, customers or others, other than changes occurring in the ordinary course of business;

          (b) Any sale or other disposition of any asset owned by Parent or its subsidiaries at the close of business on the date of the Parent Most Recent Balance Sheet, or acquired by it since that date, other than in the ordinary course of business, or which individually does not exceed Twenty-Five Thousand Dollars ($25,000), or which in the aggregate do not exceed Fifty Thousand Dollars ($50,000);

          (c) Any employment contracts, or bonuses or increases in the compensation payable or to become payable by Parent and its subsidiaries to any executive officer;

          (d)  Any change in accounting method or practice; or

          (e) Any loans or advances to Parent and its subsidiaries other than renewals or extensions of existing indebtedness and other than indebtedness incurred in the ordinary course of business.

          SECTION 4.14  Legality of Operation.
                        ---------------------

          (a) Except as disclosed in Schedule 4.14(a) to this Agreement, Parent's and its subsidiaries' use of the Parent Assets and Parent Real Property is in material compliance with all Law. Except as disclosed in Schedule 4.14(a), Parent and each subsidiary are in material compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to Parent's and its subsidiaries' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 4.14(a), with respect to any Law, there are no claims, actions, suits or proceedings pending, or, to the knowledge of Parent threatened against or affecting the Parent Assets or Parent Real Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in a material change in how Parent may use the Parent Assets or Parent Real Property or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 4.14(a), Parent and its subsidiaries have received no notification of any past or present failure by Parent or any of its subsidiaries to comply with any Law applicable to the Parent Assets or Parent Real Property or affecting Parent's or any of its subsidiaries' use of the Parent Assets or Parent Real Property.

          (b) Except as disclosed in Schedule 4.14(b) to this Agreement, Parent and its subsidiaries are in material compliance with all Environmental Laws. Except as disclosed in Schedule 4.14(b), with respect to any Environmental Law, Parent and its subsidiaries are in material compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are or may be applicable to Parent's and its subsidiaries' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 4.14(b), there are no Environmental Law related claims, actions, suits or proceedings pending, or, to the knowledge of Parent, threatened against or affecting Parent or its subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located. Except as set forth on Schedule 4.14(b), Parent and its subsidiaries have not transported, stored, treated or disposed, nor has Parent or any of its subsidiaries allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or,
(ii) any location currently designated for remedial action pursuant to CERCLA or any similar federal or state statute; nor has Parent or any of its subsidiaries performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and Parent and its subsidiaries have not disposed of waste, nor has Parent or any of its subsidiaries knowingly allowed third parties to dispose of waste upon property owned or leased by Parent or any of its subsidiaries, or on any other real property, other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in
Schedule 4.14(b), Parent and its subsidiaries have not received notification of any past or present failure by Parent or any of its subsidiaries to comply with any Environmental Law applicable to them or their operations or their assets. Without limiting the generality of the foregoing, Parent and its subsidiaries have not received any notification (including requests for information directed to Parent or any of its subsidiaries) from any governmental agency asserting that Parent or any of its subsidiaries, or any owner, lessee or operator of the Parent Assets or the Parent Real Property, is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment.

          (c) To Parent's knowledge, no employee, contractor or agent of Parent or any of its subsidiaries has, in the course and scope of employment with Parent or any of its subsidiaries, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against Parent or any of its subsidiaries under CERCLA, any comparable state statute or other applicable Environmental Law, and to Parent's knowledge, no facts or circumstances exist which would give rise to the same.

          (d) To Parent's knowledge, no employee, officer, director or shareholder of Parent is under investigation by the Attorney General of any state, by the District Attorney of any county of any state, or by any United States Attorney or any other governmental investigative agency for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition laws.

          SECTION 4.15  Corrupt Practices.  Parent and its subsidiaries have not
                        -----------------
made, offered or agreed to offer anything of value to any employees of any customers of Parent or any of its subsidiaries for the purpose of attracting business to Parent or any of its subsidiaries or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives in any manner which would result in Parent or any of its subsidiaries being in violation of any Law, nor has Parent or any of its subsidiaries otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

          SECTION 4.16  Disclosure.  The representations and warranties of
                        ----------
Parent contained in this Article IV or in any Schedule or other document delivered by Parent pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, Parent becomes aware of any inaccuracy, or misrepresentation or omission in any of the Schedules, it shall immediately advise the Company in writing of the inaccuracy, misrepresentation or misrepresentation or omission, subject to the provisions of
Section 6.9, and Parent shall have the right, subject to the provisions of
Section 10.14, to update the Disclosure Binder accordingly.

          SECTION 4.17  Litigation. Except as disclosed in the SEC Reports,
                        ----------
there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries or any of their respective directors or officers, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which if adversely determined would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. Except as set forth in the SEC Reports, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

                                   ARTICLE V
                       ADDITIONAL AGREEMENTS OF COMPANY

          The parties hereto covenant and agree with the other, as applicable, as follows:

            SECTION 5.1  Restrictions on Transfer of Consideration Stock.
            -----------  -----------------------------------------------
Notwithstanding that the Parent Common Stock delivered to the Holders shall be registered under the Registration Statement, the following restrictions and limitations shall be applicable to the Holders' receipt and resale or other transfer of the Parent Common Stock:

          (a) Except as allowed in accordance with Section (b) below, the Holders shall not, during the period commencing on the Closing

Date and ending twenty-four months after the Closing Date, without the prior written consent of the Parent, (i) offer, sell, contract to sell, sell any option or contract to purchase, sell any right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock, or (ii) enter into any swap or other arrangement which transfers to another person or entity, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of the common stock of Parent or other securities, in cash or otherwise.

          (b) Beginning on the first day of the thirteenth month following the Closing Date, each Holder shall have the right to sell shares of Parent Common Stock in increments of no more than one-twelfth of the shares of Parent Common Stock received by such Holder at Closing during each calendar month beginning with the thirteenth calendar month following the Closing Date.

          (c) Stop transfer instructions will be imposed with respect to the Parent Common Stock issued pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement. The following legend will be placed on the certificates representing shares of Parent Common Stock:

          "The shares represented by this certificate may not be transferred or otherwise disposed of, except pursuant to the terms of the Merger Agreement and Plan of Reorganization dated March __, 2000."

          SECTION 5.2  Access to Records.  The Company will give Parent and its
                       -----------------
representatives, from the date hereof until the Closing Date, full access during normal business hours upon reasonable notice to all of the properties, books, contracts, customer lists, documents and records of the Company and the Subsidiaries, including, without limitation, the books and records, pertaining to the Real Property and the Assets, and will make available to Parent and its representatives, experts and advisers all additional financial statements of and all information with respect to the business, Real Property and the Assets of the Company and the Subsidiaries that Parent may reasonably request. Parent and its representatives shall have the right to copy any information or documentation the Parent is entitled to inspect under this Section 5.2. In the event that this transaction is not consummated for any reason, all documents and due diligence materials provided to Parent by Company shall be returned to Company, and all documents and due diligence materials provided to Company by Parent shall be returned to Parent.

            SECTION 5.3  Conduct of Business by the Company Pending the Merger.
            -----------  -----------------------------------------------------
Except as otherwise permitted by Schedule 5.3 or otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its Subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charter or by-laws, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company by a wholly-owned subsidiary of the Company;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock (provided, however, that nothing herein shall prohibit or restrict the Company's ability to issue shares upon the exercise of options, warrants or conversion rights outstanding on the date of this Agreement);

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowing to refinance existing indebtedness on terms which are reasonably acceptable to Parent, or (B) assumption of loans of certain leases of equipment in connection with acquisitions or rollovers of certain leases of equipment in the ordinary course of business consistent with past practice in amount, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) notwithstanding any other provision of this Section 5.3, take or fail to take any action which action or failure to take action which cause this merger not to qualify as a reorganization under Section 368(a) of the Code, (iv) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business and other than as set forth in the provisions of this Section 5.3(d), or (v) sell, pledge, dispose of or encumber any material assets or businesses other than sales of businesses or assets in the ordinary course of business;

          (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them;

          (f) subject to restrictions imposed by applicable law, confer with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

          (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course of business and consistent with past practice; provided, however, that the Company and the Subsidiaries shall in no event enter into or amend any written employment agreement providing for annual base salary in excess of $35,000 per annum;

          (h) not adopt, enter into or amend any pension or retirement plan, trust or fund, except as required to comply with changes in applicable law and not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employees or retirees generally, other than in the ordinary course of business, except as required pursuant to an existing contractual arrangement or agreement;

          (i) not make, change or revoke any material tax election or make any material agreement or settlement regarding taxes with any taxing authority; and

          (j) not change its accounting principles or practices other than as required by GAAP.

          SECTION 5.4  Continuation of Insurance.  The Company shall keep and
                       -------------------------
shall cause the Subsidiaries to keep in existence all policies of insurance insuring the Real Property and the Assets and the operation thereof against liability and property damage, fire and other casualty through the Closing, consistent with the policies currently in effect.

          SECTION 5.5  Standstill Agreement.
                       --------------------

          (a) After the date hereof and prior to the Closing Date or earlier termination of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall, and shall use its reasonable efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties of the Company or any capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, (other than a transaction permitted pursuant to Section 5.5(d)) whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction").

          (b) Notwithstanding the provisions of paragraph (a) above, (i) the Company may, in response to an unsolicited written offer or proposal with respect to a potential or proposed Acquisition Transaction ("Acquisition Proposal") which the Company's Board of Directors determines, in good faith and after consultation with its independent financial advisor, could result (if consummated pursuant to its terms) in an Acquisition Transaction more favorable to the Company's stockholders than the Merger (any such offer or proposal being referred to as a "Superior Proposal"), furnish (subject to the execution of a confidentiality agreement substantially similar to the confidentiality provisions of this Agreement), confidential or nonpublic information to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquirer") and negotiate with such Potential Acquirer if the Board of Directors of the Company determines in good faith that the failure to provide such confidential or nonpublic information to or negotiate with such Potential Acquirer would be reasonably likely to constitute a breach of its fiduciary duty to the Company's stockholders. It is understood and agreed that negotiations and other activities conducted in accordance with this paragraph (b) shall not constitute a violation of paragraph (a) of this Section 5.5.

          (c) The Company shall promptly (but in any event within two (2) business days) notify Parent after receipt of any Acquisition Proposal, indication of interest or request for nonpublic information relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          SECTION 5.6  Consents.  Company and Parent shall cooperate with each
                       --------
other and use their best efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) the consent of the Federal Trade Commission ("FTC") under the HSR Act; and (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Parent or Company.

          SECTION 5.7 Audited Financial Statements.  Before Closing, Company
                      ----------------------------
agrees to cooperate with Parent to have the Company prepare an audited balance sheet and statement of income, cash flow and retained earnings for the Company and the Subsidiaries for the period from and after the date of each Subsidiary's inception through the end of the most recent calendar quarter ending prior to the Closing Date (the "Interim Financial Statements"), and to have the Company prepare audited financial statements for the historical businesses now owned by the Company as of December 31, 1997, December 31, 1998, and December 31, 1999 ("Historical Financial Statements"), as rapidly as possible. Company's cooperation shall include, without limitation, the execution of standard representation letters requested by Parent's auditors for periods that the Subsidiaries have been in operation. The Historical Financial Statements and the Interim Financial Statements shall be prepared at the Company's expense. Company shall cause the Company's usual accountants to cooperate with Parent's accountants.

          SECTION 5.8  Lender Approval.  After the date of this Agreement,
                       ---------------
Company and Parent shall cooperate with each other to obtain the approval of the holders of the Company Debt and the holders of the secured debt of the Parent to the transactions set forth in this Agreement.

          SECTION 5.9  Shareholder Vote.  This Agreement shall be subject to an
                       ----------------
affirmative vote of the Company's shareholders. The Company shall have the shareholders meeting as promptly as possible consistent with the Company's obligations to provide its shareholders notice of the meeting. If Company's shareholders vote not to approve of this Agreement, Company shall immediately notify Parent and this Agreement shall be null and void. The Company agrees that it shall recommend to its shareholders that they approve of the transactions set forth in this Agreement.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

          SECTION 6.1  Payment of Expenses.  Parent will pay all expenses
                       -------------------
(including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement. The Company will pay all expenses incurred by the Company (including legal fees) in connection with the negotiation, execution and performance of this Agreement that become due and payable prior to Closing. Expenses of the Company that do not become due and payable prior to Closing shall become the obligation of the Successor Corporation after Closing. Parent, in addition to its other expenses, shall pay the $45,000 initial filing fee required to obtain the consent of the FTC under the HSR Act. Company, in addition to its other expenses, shall pay any filing fees beyond the initial filing fee required to obtain the consent of the FTC under the HSR Act up to $45,000, thereafter, the Company and Parent shall each pay one half of any additional filing or related fees. In addition, Company agrees to pay any and all of any processing and assumption fees that may be assessed in obtaining the consent or approval of lenders to the Company or its subsidiaries to the transactions contemplated herein to the extent such fees are due and payable prior to Closing. All costs and expenses incurred in connection with printing and filing the Proxy Statement/Prospectus shall be shared equally by Parent and the Company until such costs and expenses total $150,000, and Parent shall pay all such costs and expenses to the extent they exceed $150,000.

          SECTION 6.2  Shareholder Vote.  This Agreement shall be subject to an
                       ----------------
affirmative vote of Parent's shareholders. Parent shall have the shareholders meeting as promptly as possible consistent with Parent's obligations to prepare and file the Proxy Statement and provide its shareholders notice of the meeting. If Parent's shareholders vote not to approve of this Agreement, Parent shall immediately notify Company and this Agreement shall be null and void. Parent agrees that it shall recommend to its shareholders that they approve of the transactions set forth in this Agreement.

          SECTION 6.3 Registration Statement and Proxy Statement. Parent shall
                      ------------------------------------------
file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence. The information provided and to be provided by Parent and the Company, respectively, for use in the Proxy Statement/Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 6.4 Exchange Listing. Parent shall use its reasonable best
                      ----------------
efforts to effect, at or before the Closing Date, authorization for listing on the Nasdaq National Market, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger or to be reserved for issuance upon exercise of stock options or warrants.

          SECTION 6.5 Directors' and Officers' Indemnification.
                      ----------------------------------------

          (a) The indemnification provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation as in effect at Closing shall not be amended, repealed or otherwise modified for a period of six years from Closing in any manner that would adversely affect the rights thereunder of individuals who at Closing were directors, officers, employees or agents of the Company. Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms each of the covenants contained in this Section 6.5.

          (b) After Closing, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of the Company or any of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Person" and collectively, the "Indemnified Persons") against any costs or expenses (including attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur prior to Closing (including, without limitation, acts or omissions in connection with this Agreement and the consummation of transactions contemplated hereunder and acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after Closing), (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Persons, which counsel shall be reasonably satisfactory to the Parent and the Surviving Corporation, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action, (ii) the Parent and the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter, and
(iii) to the extent any determination is required to be made with respect to whether an indemnified Party's conduct complies with the standards set forth under the DGCL and the Parent's or the Surviving Corporation's respective charters or by-laws such determination shall be made by independent legal counsel acceptable to the Parent or the Surviving Corporation, as the case may be, and the Indemnified Person; provided, however, that neither the Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided further that if Parent or the Surviving Corporation advances or pays any amount to any person under this paragraph (b) and if it shall thereafter be finally determined by a court of competent jurisdiction that such person was not entitled to be indemnified hereunder for all or any portion of such amount, to the extent required by law, such person shall repay such amount or such portion thereof, as the case may be, to Parent or the Surviving Corporation, as the case may be. The Indemnified Persons as a group may not retain more than one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Persons.

          (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations of the Surviving Corporation or the Parent, as the case may be, as set forth in this Section 6.5.

          (d) Parent shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 6.5.

          (e) The rights of each Indemnified Person hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Person may have under the charter or bylaws of the Company, any indemnification agreement, under the DGCL or otherwise. The provisions of this Section 6.5 shall survive the consummation of the transactions contemplated by this Agreement and expressly are intended to benefit each of the Indemnified Persons.

          SECTION 6.6 Agreement to Cooperate.
                      ----------------------

          (a) Subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of the Company and Parent, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Parent and the Company and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

          (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable after the date hereof, a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division").
Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Parent shall take all reasonable steps necessary to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other governmental entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible. Parent shall not be under any obligation to propose, negotiate, commit to and effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or, effective as of the Closing Date, the Surviving Corporation whether or not such sale or divestiture is requested by the FTC, the Antitrust Division, or any State Attorney General in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing. Parent or the Company, as applicable, shall take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated hereby, any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the Termination Date. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. The parties hereto will provide to the other copies of all correspondence between it (or its advisors) and the FTC, the Antitrust Division or any State Attorney General relating to this Agreement or any of the matters described in this Section 6.6(b). The parties hereto agree that all material telephonic calls and meetings with the FTC, the Antitrust Division or any State Attorney General regarding the transactions contemplated hereby or any of the matters described in this Section 6.6(b) shall include representatives of each of Parent and the Company. Parent shall coordinate and be the principal spokesperson in connection with any proceedings or negotiations with any governmental entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein.

          (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

          SECTION 6.7 Public Statements. The parties shall consult with each
                      -----------------
other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

          SECTION 6.8  Option Plans.  The Company shall take all necessary
                       ------------
actions, including but not limited to obtaining the consent of the option holders, if necessary, to ensure that, at the Closing Date, all rights with respect to (i) options granted to employees under the Company's Stock Option Plan or (ii) except for those ad hoc options to acquire and aggregate of up to 325,000 shares of Company Common Stock at a price per share of $.25 listed in
Schedule 6.8 hereto (the "Assumed Ad Hoc Options") which shall be assumed by Parent, options granted to current directors, officers or employees of the Company pursuant to ad hoc stock option grants (collectively, the "Company Options") which are outstanding on the Closing Date, whether or not such Company Option has previously vested or become exercisable, shall be canceled. Parent agrees that any warrant or option granted by the Company which is listed on
Schedule 6.8 hereto, whether or not such Company warrant or option has become exercisable, shall be assumed by Parent in accordance with Section 1.3(b) of this Agreement.

          SECTION 6.9 Notification of Certain Matters. Each of the Company,
                      -------------------------------
Parent and Mace Subsidiary agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Closing Date and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.10  Access to Records.  Parent will give Company and its
                        -----------------
representatives, from the date hereof until the Closing Date, full access during normal business hours upon reasonable notice to all of the properties, books, contracts, customer lists, documents and records of Parent and its subsidiaries, including, without limitation, the books and records, pertaining to its real property and assets, and will make available to Company and its representatives, experts and advisers all additional financial statements of and all information with respect to the business, real property and assets of Parent and its subsidiaries that Company may reasonably request. Company and its representatives shall have the right to copy any information or documentation the Company is entitled to inspect under this Section 6.10. In the event that this transaction is not consummated for any reason, all documents and due diligence materials provided to Parent by Company shall be returned to Company, and all documents and due diligence materials provided to Company by Parent shall be returned to Parent.

            SECTION 6.11  Conduct of Business by Parent Pending the Merger.
            ------------  ------------------------------------------------
Except as otherwise permitted by Schedule 6.11 or otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Company shall otherwise agree in writing, the Parent shall, and shall cause its subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) split, combine or reclassify their outstanding capital stock or (ii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Parent by a wholly-owned subsidiary of the Parent;

          (c) not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, or (ii) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of any shares of, or any options, warrants or rights of any kind to acquire any shares of Parent's Common Stock, at a price per share (or exercise price in the case of warrants, options, or rights) less than eighty (80%) of the fair market value of Parent's Common Stock as reported on the Nasdaq Stock Market at the time the agreement to sell or issue the Common Stock was made or the option or warrant or other right was granted, or (iii) notwithstanding any other provision of this Section 6.11, take or fail to take any action which action or failure to take action which cause this merger not to qualify as a reorganization under Section 368(a) of the Code;

          (d) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them;

          (e) subject to restrictions imposed by applicable law, confer with one or more representatives of Company to report operational matters of materiality and the general status of ongoing operations;

          (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course of business and consistent with past practice; provided, however, that the Company and the Subsidiaries shall in no event enter into or amend any written employment agreement providing for annual base salary in excess of $80,000 per annum;

          (g) not change its accounting principles or practices other than as required by GAAP.

          SECTION 6.12  Continuation of Insurance.  The Parent shall keep and
                        -------------------------
shall cause its subsidiaries to keep in existence all policies of insurance insuring their real property and assets and the operation thereof against liability and property damage, fire and other casualty through the Closing, consistent with the policies currently in effect.

                                  ARTICLE VII
                              CONDITIONS OF PARENT

          SECTION 7.1  Conditions of Closing The obligations of Parent to effect
                       ---------------------
the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing. Parent may not rely on the failure of any condition set forth in Section 7.1 or 8.1, as the case may be, to be satisfied if such failure was caused by Parent's failure to use reasonable efforts to commence or complete the Merger and the other transactions contemplated by this Agreement. Parent in its sole discretion may waive any of the following conditions which waiver may be by written notice to Company of Parent's decision to waive such condition to the Closing; provided, however, that unless otherwise agreed to in writing, by Closing the Merger, Parent shall be deemed to have waived any unfulfilled conditions set forth in (c), (e), (f) and (h) below.

          (a) The Company shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Company prior to or at the Closing Date.

          (b) All representations and warranties of Company contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and Parent shall have received a certificate duly executed by the president of the Company as to the foregoing. Any failure of a representation and warranty to be true and correct in any material respect at and as of the Closing Date, without regard to whether or not such representation or warranty is qualified in any respect by Company's knowledge in this Agreement, shall be deemed a failure of this condition precedent.

          (c) There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Parent or the Mace Subsidiary to own, operate in its entirety or control any of the Assets, the Real Property, or the Business or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Parent or any affiliate thereof subsequent to the Closing Date and which, in the judgment of the Board of Directors of Parent, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

          (d) There shall have been no material adverse change in the Assets, the Real Property, the Business, or the results of operations, financial condition or business of the Company or any Subsidiary, and the Company and the Subsidiaries shall have not suffered any material loss or damage or any of their properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

          (e) All approvals, authorizations and consents required to be obtained shall have been obtained, including, without limitation, (i) the Parent Required Approvals; (ii) the consent of the FTC and the Antitrust Division under the HSR Act; (iii) the approval, if required, of the shareholders of Company and Parent; and (iv) the approval of every regulatory agency of federal, state, or local government that may be required in the reasonable opinion of either Parent or Company. Parent shall have been furnished with appropriate evidence, reasonably satisfactory to Parent and its counsel, of the granting of such approvals, authorizations and consents.

          (f) The holders of the Company Debt and the holders of any debt owed by the Parent or its subsidiaries whose consent is required shall have consented to the transactions set forth in this Agreement, without any change in the terms of such debt.

          (g) Parent shall have obtained the approval of the Parent's shareholders to consummate the Closing, and the Registration Statement shall be effective.

          (h) Company and David Smith shall have entered into the Stock Sale Restriction Agreement in form and substance as set forth in Schedule 7.1(h) hereto.

          (i) David Smith and each of his affiliates shall have granted to Parent an irrevocable proxy in form and substance as set forth in Schedule 7.1(i) hereto.

          (j) All Company Options shall have been canceled or exercised, and there shall be no outstanding warrants or options to purchase Company Common Stock or Company Preferred Stock except as listed on Schedule 6.8 hereto.

          (k) The number of Dissenting Shares at Closing shall constitute less than twenty percent (20%) of the total of outstanding shares of Company Common Stock at Closing.

          (l) Company and Regency Savings Bank, FSB ("Regency") shall have entered into a written agreement satisfactory to Parent providing for an extension of the due dates of all those secured loans made by Regency to Company or Subsidiaries in the aggregate amount as of the date of this Agreement of approximately $26,097,813 and currently having due dates between September 2000 and October 2001.



                                 ARTICLE VIII
                             CONDITIONS OF COMPANY

          SECTION 8.1  Conditions of Closing  The obligations of the Company to
                       ---------------------
effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the closing. Company may not rely on the failure of any condition set forth in Section 7.1 or 8.1, as the case may be, to be satisfied if such failure was caused by Company's failure to use reasonable efforts to commence or complete the Merger and the other transactions contemplated by this Agreement. Company in its sole discretion may waive any of the following conditions which waiver may be by written notice to Parent of Company's decision to waive such condition to the Closing; provided, however, that unless otherwise agreed to in writing, by Closing the Merger, Company shall be deemed to have waived any unfulfilled conditions set forth in (b), (e), (f), (g) (h), (i) and
(j) below.

          (a) The Parent and the Mace Subsidiary shall have executed the Plan of Merger.

          (b) All approvals, authorizations and consents required to be obtained by Company shall have been obtained, including, without limitation, (i) the Company Required Approvals; (ii) the consent of the FTC and the Antitrust Division under the HSR Act; (iii) the approval, if required, of the shareholders of Company and Parent; and (iv) the approval of every regulatory agency of federal, state, or local government that may be required in the reasonable opinion of either Parent or Company. The Company shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents.

          (c) The Parent shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Parent prior to or at the Closing Date.

          (d) All representations and warranties of Parent contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and Company shall have received a certificate duly executed by the president of the Parent as to the foregoing. Any failure of a representation and warranty to be true and correct in any material respect at and as of the Closing Date, without regard to whether or not such representation or warranty is qualified in any respect by Parent's knowledge in this Agreement, shall be deemed a failure of this condition precedent.

          (e) There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement.

          (f) Parent shall have received the resignations of three members of the Board of Directors of Parent, and Parent's Board of Directors shall have voted to fill the three vacancies, effective upon completion of the Closing, with three designees of Company to the Board of Directors of Parent, one of whom will be David Smith and the other two of whom shall qualify as non-management directors. Any such designees of the Company shall be qualified individuals with experience in the Business. The Board of Directors of Parent shall have appointed David Smith as Chief Operating Officer and President of Parent, effective upon completion of the Closing.

          (g) The Company shall have obtained the affirmative vote of Parent's shareholders, and the Registration Statement shall be effective.

          (h) Louis D. Paolino, Jr., and each director and executive officer of Parent shall have granted to the Company an irrevocable proxy in form and substance as set forth in Schedule 8.1(h) hereto.

          (i) Parent shall have entered into an employment agreement with David Smith in form and substance as set forth in Schedule 8.1(i) hereto.

          (j) There shall have been no material adverse change in the assets, real property, business, or the results of operations, financial condition or business of the Parent and its subsidiaries taken as a whole.


                                  ARTICLE IX
                                INDEMNIFICATION

          SECTION 9.1  Indemnification by Company.  The Company agrees that it
                       --------------------------
will indemnify, defend, protect and hold harmless the Parent and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Company, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Company, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Company made in this Agreement or in the Collateral Documents and to be performed by Company before or after the Closing Date; and (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section 9.1 of this Agreement has occurred.

          SECTION 9.2  Indemnification by Parent.  The Parent agrees that it
                       -------------------------
will indemnify, defend, protect and hold harmless the Company and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Parent, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Parent set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Parent made in this Agreement or in the Collateral Documents and to be performed by Parent before or after the Closing Date;; and (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section 9.2 has occurred.

          SECTION 9.3  Procedure for Indemnification with Respect to Third Party
                       ---------------------------------------------------------
Claims.
------

          (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and reasonable attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

          (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

          SECTION 9.4  Procedure for Non-Third Party Claims.  After the Closing
                       ------------------------------------
Date, David Smith shall act as the representative of Company and shall have sole power and authority to act on behalf of the Company and its Shareholders to settle, pay, prosecute, compromise, defend and negotiate claims for indemnity under this Article IX. If Parent or Company wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of
Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or Section 9.2, as applicable; and (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within forty-five (45) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within sixty (60) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty (30) days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have. Payment of any Indemnification Demand against Company after the Closing Date shall only be in the form of a reduction in the amount of Escrowed Stock payable to the Holders, in accordance with Section 1.3(c).

          SECTION 9.5  Survival of Claims.
                       ------------------

          (a) All of the respective representations, warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement until one (1) year from the Closing Date. Upon the expiration of such one-year period all such representations, warranties and obligations shall be of no further force or effect and no claim may be made thereafter or with respect thereto, forever, except with respect to any obligation which is specifically identified in this Agreement (or the exhibits and schedules hereto) as having a longer term.

          (b) Notwithstanding the provisions of Section 9.5(a) above, which provide that representations, warranties and obligations expire after a certain stated period of time, if within the stated period of time, an Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

          SECTION 9.6  Further Limitations on Indemnification.  Notwithstanding
                       --------------------------------------
anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable, in the case of a claim by Parent under Section 9.1, in an amount in excess of the fair market value as of the Closing Date of the Parent Common Stock issued to stockholders of the Company in connection with the Merger.

          SECTION 9.7  Exclusive Remedies.  After the Closing, except in respect
                       ------------------
of any fraud or willful misconduct of any party hereto or in respect of the Termination Fee described in Section 2.3 of this Agreement (which shall be the exclusive remedy of the party receiving the Termination Fee), the indemnities set forth in this Article IX shall be the exclusive remedies of the parties hereto for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

                                   ARTICLE X
                               OTHER PROVISIONS

          SECTION 10.1  Nondisclosure by Company.  Company recognize and
                        ------------------------
acknowledge that it has in the past, currently has, and in the future will have certain confidential information of Parent such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Parent. Company agrees that for a period of three (3) years from the date of this Agreement, and as to any Records received by it under Section 6.10 of this Agreement, for a period of three (3) years from its receipt of the Records, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Company, unless
(i) such information becomes known to the public generally through no fault of Company, or (ii) the Company is compelled to disclose such information by a governmental entity or pursuant to a court proceeding. In the event of a breach or threatened breach by Company of the provisions of this Section, Parent shall be entitled to an injunction restraining Company from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Parent from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

          SECTION 10.2  Nondisclosure by Parent.  Parent recognize and
                        -----------------------
acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Parent agrees that, for a period of three (3) years from the date hereof, it will not utilize such information in the business or operation of Parent, or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Parent or any of its affiliates, (ii) Parent is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Parent of the provisions of this Section, the Company shall be entitled to an injunction restraining Parent from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Company from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

          SECTION 10.3  Assignment; Binding Effect; Amendment.  This Agreement
                        -------------------------------------
and the rights of the parties hereunder may not be assigned (except by operation of law by the merger of Parent or Company) and shall be binding upon and shall inure to the benefit of the parties hereto. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

          SECTION 10.4  Entire Agreement.  This Agreement, is the final,
                        ----------------
complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, or prior correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

          SECTION 10.5  Counterparts.  This Agreement may be executed
                        ------------
simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

          SECTION 10.6  Notices.  All notices or other communications required
                        -------
or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

          (a)  If to Parent or Mace Subsidiary, addressed to them at:

                    President
                    1000 Crawford Place
                    Mt. Laurel, NJ 08054

          (b) If to Company, addressed to them at:

                    Wash Depot Holdings, Inc.
                    ______________________
                    Saugus, Massachusetts

Notice shall be deemed given and effective the day personally delivered, one business day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

          SECTION 10.7  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          SECTION 10.8  No Waiver.  No delay of, or omission in, the exercise of
                        ---------
any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

          SECTION 10.9  Captions.  The headings of this Agreement are inserted
                        --------
for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

          SECTION 10.10  Severability.  In case any provision of this Agreement
                         ------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          SECTION 10.11  Construction.  The parties have participated jointly in
                         ------------
the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

          SECTION 10.12  Extension or Waiver of Performance.  Either the Company
                         -----------------------------------
or Parent may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the party granting or approving such extension or waiver.

          SECTION 10.13  Liabilities of Third Parties.  Nothing in this
                         ----------------------------
Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, heirs, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

          SECTION 10.14  Disclosure on Schedules.  The parties to this Agreement
                         -----------------------
shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and attached hereto or incorporated herein with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules shall terminate on the consummation of the transaction contemplated by this Agreement at the Closing, or on the date of termination of this Agreement. Notwithstanding any such amendment or supplementation, the conditions to Closing set forth in Section 7.1 and 8.1, as the case may be, shall not be satisfied if the amendment or supplementation of any Schedule by Company or Parent results in any of Company's or Parent's representations and warranties changing in a manner which the Parent or Company in good faith believes is materially adverse to the (i) with respect to the Parent, the Parent's business, real property or assets, or (ii) with respect to the Company, the Company's business, real property or assets.

          SECTION 10.15  Agreement Not Binding Until Fully Executed.  This
                         ------------------------------------------
Agreement shall not be binding on any party hereto until the Agreement has been fully executed.

          SECTION 10.16  Publicity. Prior to Closing, except as may be required
                         ---------
by law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.

          SECTION 10.17 Arbitration.
                        -----------

          (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction if such party can establish irreparable harm. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

          (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

          (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

          (d) The award pursuant to such arbitration will be final, binding and conclusive.

          (e) Counsel to the Parent and the Company in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). The Parent and the Company, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

                   [Remainder of Page Intentionally Blank.]

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

PARENT:
Mace Security International, Inc.

By: /s/ Robert M. Kramer
    --------------------
Name: Robert M. Kramer
Title: Executive Vice President and Secretary

COMPANY:
Wash Depot Holdings, Inc.

By: /s/ David T. Smith
    ------------------
Name: David T. Smith
Title: President and CEO

Mace Holdings, Inc.

By: /s/ Robert M. Kramer
    --------------------
Name: Robert M. Kramer
Title: Executive Vice President and Secretary


                            JOINDER BY ESCROW AGENT
                            -----------------------

          The Escrow Agent named and identified as such in the foregoing Agreement, intending to be legally bound hereby, has joined in the execution thereof solely for the purposes agreeing to perform its obligations as Escrow Agent as provided for in Section 1.3 thereof.

Robert M. Kramer & Associates, P.C.

By:   /s/ Robert M. Kramer
   -----------------------